                                                                  EXHIBIT 10.39


                              EMPLOYMENT AGREEMENT


         AGREEMENT, dated as of October 18, 1996, between Ticketmaster Group, Inc., an Illinois Corporation (the "Company"), and Layne Leslie Britton ("Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company is desirous of employing Executive, and Executive is desirous of being employed by the Company, on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. The following terms shall have the indicated meanings when used in this Agreement, unless the context requires otherwise:

                 (a) "BASE SALARY AMOUNT" shall mean $106,250 for the first Contract Year (provided that such amount shall be appropriately reduced if Executive's employment commences after November 1, 1996), $425,000 during the second Contract Year, $475,000 during the third Contract Year, $500,000 during the fourth Contract Year, and $525,000 during the fifth Contract Year.

                 (b) "BENEFIT PLAN" shall mean each vacation pay, sick pay, retirement, welfare, medical, dental, disability, life insurance, deferred compensation, incentive compensation, stock option, stock appreciation right, restricted stock, profit sharing, pension or other employee benefit plan, program or arrangement, if any.

                 (c) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

                 (d) "CAUSE" shall have the meaning ascribed to that term in Section 7.

                 (e) "COMMON STOCK" shall mean the Common Stock, no par value, of Ticketmaster Group, Inc., the parent of the Company.

                 (f) "CONTRACT YEAR" shall mean for the first Contract Year the period commencing on or after November 1, 1996 (but not later than November 30, 1996) and ending January 31, 1997, and for each Contract Year thereafter, the twelve month period commencing each February 1 and ending on the immediately following January 31.

                 (g) "CUSTOMER" shall have the meaning ascribed to that term in Section 9(d).

                 (h) "DISABILITY" shall have the meaning ascribed to that term in Section 6(a).

                 (i) "DISABILITY PERIOD" shall have the meaning ascribed to that term in Section 6(a).

                 (j) "PROPRIETARY INFORMATION OF THE COMPANY" shall have the meaning ascribed to that term in Section 10(a).

                 (k) "TERMINATION PERIOD" shall have the meaning ascribed to that term in Section 7(a).

                 (l) "TICKETMASTER BUSINESSES" shall have the meaning ascribed to that term in Section 9(b).

                 (m) "VENTURE" shall have the meaning ascribed to that term in Section 4.

         2. EMPLOYMENT. The Company hereby employs Executive, and Executive hereby accepts employment with the Company, on the terms and subject to the conditions set forth herein.

         3. TERM OF EMPLOYMENT. The term of employment hereunder shall be for a period commencing on November 1, 1996 and ending on January 31, 2001, subject to early termination as herein provided.

         4. POSITION AND DUTIES. Executive shall serve as an Executive Vice President of the Company, and, upon organization of Ticketmaster Ventures, Inc. ("Venture"), a wholly owned subsidiary of the Company, the President and Chief Operating Officer thereof. The Company agrees to organize and incorporate Venture within 30 days of the date of this Agreement. Subject to the authority of the Board of Directors and the Chief Executive Officer of the Company, the Executive shall have responsibility for (i) the travel, television, cable, and radio businesses developed by the Company and Venture, (ii) program development, production and distribution, (iii) all new businesses of the Company and Venture other than those related to the ticketing, merchandising, marketing, ad sales and LIVE magazine businesses of the Company, and (iv) such other powers and duties as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer of the Company. Executive shall report exclusively and directly to the President and Chief Executive Officer and the Board of Directors of the Company. Executive agrees to serve without further compensation, if elected or appointed thereto, as an officer or a director of any of the Company's domestic and foreign subsidiaries and affiliates. During Executive's employment by the Company and Venture, he will be entitled to indemnification as an officer of the Company (and, if so elected, as an officer or director of any of the Company's domestic and foreign subsidiaries or affiliates) in the manner provided by the Illinois Business Corporation Act of 1983, as amended, and the Company's Articles of Incorporation and By-Laws, as amended.

         5. EXCLUSIVE DUTIES. During Executive's employment by the Company, Executive shall devote his entire working time, attention and energies to the business of the Company and will not take any actions of the kind described in Sections 9(b), 9(c) and 9(d). Notwithstanding the foregoing, nothing shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations, trade associations and/or charitable organizations with the consent of the Board of Directors of the Company, which consent will not be unreasonably withheld, (ii) engaging in charitable activities and community affairs, and (iii) managing his personal investments and affairs, provided that such activities do not materially interfere with the proper performance of his duties and responsibilities to the Company and Venture and would not result in Executive taking any actions of the kind described in Sections 9(b), 9(c) and 9(d).

         6.      COMPENSATION AND OTHER BENEFITS.

                 (a) BASE SALARY. During each Contract Year of the term hereof, the Company shall pay to Executive the Base Salary Amount. The Base Salary Amount shall be paid to Executive in accordance with the Company's regular payroll practices with respect to senior management compensation.

                 In the event that Executive shall become disabled as a result of bodily injury or physical or mental illness (whether or not occupational) to such extent that in the sole opinion of the Board of Directors, based upon competent medical advice, he can no longer perform the duties of Senior Vice President of the Company or President and Chief Operating Officer of Ventures (a "Disability"), the Company shall only be obligated to continue to pay the Base Salary Amount to Executive for the 120-day period immediately following the date as of which the Board of Directors determines Executive have incurred a Disability (the "Disability Period"). The right to receive salary payments during the Disability Period, if applicable, shall survive any termination of employment by virtue of Disability pursuant to Section 7.

                 (b) ANNUAL PERFORMANCE BONUSES. During each Contract Year, commencing with the second Contract Year, the Company shall pay Executive an annual performance bonus as determined by the Board of Directors or its Compensation Committee in its sole discretion, the determination of which shall be based upon such standards, guidelines and factual circumstances as the Board of Directors or its Compensation Committee deems relevant, including, without limitation, the operating results for the Company during such Contract Year, the importance of the efforts of Executive in achieving such operating results and the achievement by the Company and/or Executive of performance goals previously established by the Board of Directors for such Contract Year; provided, however, that in no event shall the bonus for any full Contract Year of the term hereof be less than $115,000 for the second Contract Year, $125,000 for the third Contract Year, or $150,000 for each Contract Year thereafter.

                 (c) EXPENSES. Executive shall be entitled to receive prompt reimbursement from the Company for all documented business expenses incurred by him in the performance of his duties hereunder, provided that Executive properly accounts therefor in accordance with the Company's reimbursement policy as applicable to other senior executives, including, without limitation, the submission of supporting evidence as reasonably requested by the Company. While traveling on Company business, Executive shall be entitled to transportation and accommodations consistent with his position with the Company.

                 (d) FRINGE BENEFITS. During the term hereof, Executive shall be entitled (i) to participate in and receive benefits under all of the Company's Benefit Plans generally available to senior management of the Company and (ii) to receive an automobile allowance in the amount of $1,200 per month. To the extent not covered by the Company's Benefit Plans.

                 (e) INSURANCE. The Company agrees to maintain in effect during the term hereof insurance on Executive's life payable to his estate or his named beneficiary or beneficiaries in the amount of $2,000,000; provided, however, that Executive shall reimburse the Company for any and all premiums paid by the Company with respect to such insurance in excess of the preferred or select premium rate for non-smokers. In addition, so long as Executive is insurable at standard insurable rates (which rates shall in no event increase during any Contract Year by a percentage greater than the percentage increase in the consumer price index for all urban workers (1967=100) over the indexed figure for the immediately preceding Contract Year, in each case measured as of the month of February), the Company agrees to also maintain in effect during the term hereof a disability insurance policy with coverage substantially equivalent to the coverage under the disability insurance policy now in effect with respect to Executive; provided, however, that in the event Executive is not insurable at such standard insurable rates, the Company will nevertheless maintain such disability insurance policy (if available) so long as Executive pays the difference in premium.

                 (f) VACATIONS. During the term hereof, Executive shall be entitled to sick leave and paid holidays consistent with the Company's sick leave and holiday policy for senior management and up to three weeks paid vacation during each Contract Year except for the first Contract Year (or such other vacation time as is consistent with the Company's policy for senior management).

                 (g) STOCK OPTIONS. Pursuant to the terms and conditions of the Ticketmaster Stock Plan (the "Stock Plan"), as heretofore amended and restated, Executive shall be entitled to receive non-statutory stock options to purchase 75,000 shares of Common Stock at an exercise price equal to $14.145 per share or, if an initial public offering of Common Stock is completed prior to May 1, 1997, the price per share offered to the public. The stock options will only be exercisable to the extent that Executive is then vested in such stock options. Executive shall vest in 12,500 of the stock options on January 31, 1997, 6,250 of the stock options on February 1, 1998 (provided that Executive shall not have exercised his right to terminate this Agreement pursuant to Section 7(a) during the Termination Period) and the remaining 56,250 stock options shall vest monthly pro rata over the 36 month period immediately following February 1, 1998. Executive shall be entitled to participate in additional stock option grants or plans as may be available to executives of the Company from time to time, in the sole discretion of the Compensation Committee of the Board of Directors of the Company or the Parent.

                 (h) OFFICE. Executive's office shall be located near the office of the Chief Executive Officer of the Company in the Company's principal corporate offices.

         7.      TERMINATION.

         (a) Termination for Any Reason. The Company or Executive may terminate the employment of Executive for any reason during the period commencing December 10, 1997 and ending January 31, 1998 ("Termination Period").

         (b) Disability, Death or Cause. The Company or Executive may terminate the employment of Executive upon the occurrence of a Disability (as defined in Section 6(a)) for a period of no less than 120 days during any consecutive twelve-month period. The Company may also terminate the employment of Executive hereunder upon Executive's death or for Cause. For purposes hereof, "Cause" shall mean (i) fraud, theft, misappropriation of funds or conviction of a felony, (ii) Executive's engagement in illegal conduct tending to place Executive or the Company in disrepute, (iii) dereliction or gross misconduct in Executive's performance of his duties as an employee of the Company or the Venture or the failure of Executive to perform his duties in a manner consistent with the instructions of the Board of Directors or the Chief Executive Officer of the Company or (iv) violation by Executive of any of his material covenants contained in this Agreement, including, without limitation, Section 10. Notwithstanding the foregoing, before the Company may terminate the employment of Executive for Cause, the Company shall deliver to Executive not less than ten business days prior written notice of the Company's intention to terminate Executive's employment together with a statement of the basis for such termination, and Executive shall be afforded (i) an opportunity to respond to the Company during such ten-business day period and (ii) in the event that the basis for such termination is clause (iii) or (iv) above, and the situation resulting in the Company's determination to terminate for Cause is non-repetitive in nature, the right to remedy such situation so that such termination is no longer effective.

         (c) Severance. Upon the termination of Executive's employment under Section 7(a) during the Termination Period by either Company or Executive, then Company shall pay Executive his Base Salary until the earlier of January 31, 1999, or the date Executive commences employment with another employer and between the date of employment with another employer and January 1, 1999, the Company shall continue to pay Executive an amount equal to the difference between the Base Salary otherwise payable and his compensation payable by the other employer. Upon the termination of Executive's employment under Section 7(b), Executive shall be entitled to receive all compensation (including, without limitation, a pro rata portion of the minimum annual performance bonus, unless such termination is for Cause) for the then current Contract Year through the date of such termination plus all accrued but unreimbursed expenses. Termination of Executive's employment shall not affect Executive's ability to exercise stock options that have vested prior to the date of termination. In addition, upon the termination of Executive's employment after the expiration of the Termination Period for any reason other than for or by virtue of Cause, death, Disability or Executive's voluntary termination of employment, the Company shall continue to be responsible for the payment of all Base Salary Amount and minimum annual performance bonuses for the remainder of the term hereof; provided, however, that Executive shall have a duty to mitigate (as to a new position comparable to Executive's position and salary hereunder) commencing on the first anniversary of the date of termination; and further provided that Executive shall perform his covenants, duties and obligations under Sections 9(b), 9(c) and 9(d) during the remainder of the term hereof. Termination of Executive's employment for any reason whatsoever shall not affect Executive's vested status under any Benefit Plan or Executive's ability to exercise stock options that have vested prior to the date of termination.

         8. DEVELOPMENTAL RIGHTS. Executive agrees that any developments by way of invention, design, copyright, trademark or other matters which may be developed or perfected by him during the term hereof, and which relate to the business of the Company or its subsidiaries or affiliates, shall be the property of the Company without any interest therein by Executive, and he will, at the request and expense of the Company, apply for and prosecute letters patent thereon in the United States or in foreign countries if the Company so requests, and will assign and transfer the same to the Company together with any letters patent, copyrights, trademarks and applications therefor; provided, however, that the foregoing shall not apply to an invention that Executive develops entirely on his own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

                 (a) relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company; or

                 (b) result from any work performed by Executive for the Company.

         9.      CONSULTING.

                 (a) CONSULTING SERVICES. During the two-year period commencing immediately upon the termination of Executive's employment for any reason (other than Executive's death) (the "Consulting Period"), Executive shall be available for consultation with the Company and its subsidiaries and affiliates concerning their general operations and the industries in which they engage in business. In addition, during the Consulting Period, consultant will aid, assist and consult with the Company and its subsidiaries and affiliates with respect to their dealings with clients and the enhancement of their recognition and reputation. During the Consulting Period, Executive shall devote such time and energies to the affairs of the Company as may be reasonably required to carry out his duties hereunder without jeopardizing Executive's then full-time, non-Ticketmaster Business employment opportunities; provided, however, that Executive shall not be obligated to devote more than 50 hours per year to the performance of such duties. In consideration of Executive's consulting services, and in consideration of Executive's covenants contained in this
         Section 9, the Company shall pay to Executive $30,000 during each full year of the Consulting Period, payable in equal monthly installments. The Company further agrees to reimburse Executive for all reasonable and necessary business expenses incurred by Executive in the performance of his consulting services in accordance with the Company's reimbursement policy, including, without limitation, the submission of supporting evidence as reasonably required by the Company.

                 (b) COVENANT NOT TO COMPETE. During the Consulting Period, Executive shall not, without the prior written consent of the Company, directly or indirectly engage in or assist any activity which is the same as, similar to or competitive with the Ticketmaster Businesses (other than on behalf of the Company or any of its subsidiaries or affiliates) including, without limitation, whether such engagement or assistance is as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 5% of the outstanding capital stock of a publicly traded corporation), guarantor, consultant, advisor, agent, sales representative or other participant, anywhere in the world that the Company or any of its subsidiaries or affiliates has been engaged, including, without limitation, the United States, Canada, Mexico, England, Ireland, Scotland, Europe and Australia. Nothing herein shall limit Executive's ability to own interests in or manage entities which sell tickets as an incidental part of their primary businesses (e.g. cable networks, on-line computer services, sport teams, arenas, hotels, cruise lines, theatrical and movie productions and the like) and which do not hold themselves out generally as competitors of the Company and its subsidiaries and affiliates. The "Ticketmaster Businesses" shall mean the computerized sale of tickets for sporting, theatrical, cinematic, live theatrical, musical or any other events on behalf of various venues and promoters through distribution channels currently being utilized by the Company or any of its subsidiaries or affiliates (as such term is defined in Rule 405 of Regulation C promulgated under the Securities Act of 1933, as amended).

                 (c) SOLICITATION OF EMPLOYEES. During the Consulting Period, Executive shall not (i) directly or indirectly induce or attempt to induce (regardless of who initiates the contact) any person then employed (whether part-time or full-time) by the Company or any of its subsidiaries or affiliates, whether as an officer, employee, consultant, adviser or independent contractor, to leave the employ of the Company or to cease providing or otherwise alter the services then provided to the Company or to any of its subsidiaries or affiliates or
         (ii) in any other manner seek to engage or employ any such person (whether or not for compensation) as an officer, employee, consultant, adviser or independent contractor in connection with the operation of any business which is the same as or similar to any of the Ticketmaster Businesses.

                 (d) NON-SOLICITATION OF CUSTOMERS. During the Consulting Period, Executive shall not solicit any Customers of the Ticketmaster Businesses or encourage (regardless of who initiates the contact) any such Customers to use the facilities or services of any Competitor of the Company or any of its subsidiaries or affiliates. "Customer" shall mean any person who engages the Company or any of its subsidiaries or affiliates to sell, on its behalf as agent, tickets to the public.

         10. CONFIDENTIALITY. Executive shall not at any time (during or for a period of sixty (60) months after termination of employment) disclose (except as may be required by law) or use, except in the pursuit of the business of the Company or any of its subsidiaries or affiliates, any Proprietary Information of the Company. "Proprietary Information of the Company" means all information known or intended to be known only to employees of the Company or any of its subsidiaries or affiliates in a confidential relationship with the Company or any of its subsidiaries or affiliates relating to technical matters pertaining to the business of the Company or any of its subsidiaries or affiliates, but shall not include any information within the public domain. Executive agrees not to remove any documents, records or other information from the premises of the Company or any of its subsidiaries or affiliates containing any such proprietary information, except in the pursuit of the business of the Company or any of its subsidiaries or affiliates, and acknowledges that such documents, records and other information are the exclusive property of the Company or its subsidiaries or affiliates. Upon termination of Executive's employment, Executive shall immediately return all Proprietary Information of the Company and all copies thereof to the Company.

         11.     GENERAL PROVISIONS.

                 (a) EXPENSES. All costs and expenses incurred by either of the parties in connection with this Agreement and any transactions contemplated hereby shall be paid by that party.

                 (b) NOTICES. All notices, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11(b)):

                                  (i)      If to the Company:

                                           Ticketmaster Group, Inc.
                                           3701 Wilshire Boulevard
                                           7th Floor
                                           Los Angeles, California 90010
                                           Attention: Chairman of the Board
                                           Telecopy No.: (213) 382-1146

                                           With a copy to:

                                           Neal, Gerber & Eisenberg
                                           Two North LaSalle Street
                                           Chicago, Illinois 60602
                                           Attention: Charles Evans Gerber
                                           Telecopy No.: (312) 269-1747

                                  (ii)     If to Executive:

                                           Layne Leslie Britton
                                           3677 Boise Avenue
                                           Los Angeles, California 90066
                                           Telecopy No.: (310) 398-2177

                                           With a copy to:

                                           Gang, Tyre, Ramer & Brown
                                           132 South Rodeo Drive
                                           Beverly Hills, California 50213
                                           Attention: Jeffrey Mandel and
                                                      Bruce Ramer
                                           Telecopy No.: (310) 777-4801

                 (c) HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                 (d) SUCCESSORS; BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, executors, administrators, successors and personal or legal representatives. If Executive is domiciled in a community property state or a state that has adopted the Uniform Marital Property Act or equivalent or if Executive is domiciled in a state that grants to his spouse any other marital rights in Executive's assets (including, without limitation, dower rights or a right to elect against Executive's will or to claim a forced share of Executive's estate), this Agreement shall also inure to the benefit of, and shall also be binding upon, his spouse. If Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's designee or, if there be no such designee, to Executive's heirs, devisees, legatees or executors or administrators of Executive's estate, as appropriate.

                 (e) SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under existing or future laws effective during the term of this Agreement, such provisions shall be fully severable, the Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

                 (f) ENTIRE AGREEMENT. This Agreement (together with any applicable option agreements pursuant to Section 6(g)) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, between the Company and Executive with respect to the subject matter hereof and thereof.

                 (g) ASSIGNMENT. This Agreement and the rights and duties hereunder are not assignable by Executive. This Agreement and the rights and duties hereunder may not be assigned by the Company without the express written consent of Executive (which consent may be granted or withheld in the sole discretion of Executive), except that such consent shall not be required in order for the Company to assign this Agreement or the rights or duties hereunder to an affiliate (as such term is defined in Section 9(b)) of the Company, as long as the Company remains liable for all obligations hereunder, or to a third party in connection with the merger or consolidation of the Company with, or the sale of all or substantially all of the assets or business of the Company to, that third party.

                 (h) AMENDMENT; WAIVER. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Company and Executive. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party or (b) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

                 (i) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, applicable to contracts executed in and to be performed entirely within that state.

                 (j) JURISDICTION AND VENUE. The parties hereto agree that all actions or proceedings initiated by either party hereto and arising directly or indirectly out of this Agreement which are brought pursuant to judicial proceedings shall be litigated in a Federal or state court located in the State of California. The parties hereto expressly submit and consent in advance to such jurisdiction and agree that service of summons and complaint or other process or papers may be made by registered or certified mail addressed to the relevant party at the address to which notices are to be sent pursuant to
         Section 11(b) of this Agreement. The parties hereto waive any claim that a Federal or state court located in the State of California is an inconvenient forum or an improper forum based on lack of venue.

                 (k) EQUITABLE RELIEF. Executive acknowledges that the covenants contained in Sections 9 and 10 are reasonable and necessary to protect the legitimate interests of the Company, that in the absence of such covenants the Company would not have entered into this Agreement, that any breach or threatened breach of such covenants will result in irreparable injury to the Company and that the remedy at law for such breach or threatened breach would be inadequate.
         Accordingly, the Executive agrees that the Company, in addition to any other rights or remedies which it may have, shall be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain the Executive from any breach or threatened breach of such covenants.

                 (l) ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

                 (m) COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original while all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the date and year first written above.


                                      TICKETMASTER GROUP, INC.


                                      By: /s/ Fredric D. Rosen
                                          ------------------------------
                                      Title: President


                                      /s/ Layne Leslie Britton
                                      ----------------------------------
                                      LAYNE LESLIE BRITTON